The Bank of New York
101 Barclay Street 22W
New York NY 10286
USA






SECURITIES  EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549
Attn. Document Control


RE	American Depositary Shares
evidenced by the American
Depositary Receipts for
Ordinary Shares nominal
value of 0.25 Hryvnia each of
Nyzhniodniprovsky Pipe
Rolling Plant File No.
33310212



Ladies and Gentlemen

Pursuant to Rule 424b3 under the Securities Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts ADRs are to be issued we attach a copy of the new prospectus Prospectus reflecting a name change for Nyzhniodniprovsky Pipe Rolling Plant the
Company.

As required by Rule 424e the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate for Nyzhniodniprovsky Pipe Rolling
Plant.

The Prospectus has been revised to reflect the new name and has been overstamped with

Effective February 14 2007 the Company
changed its name from Nyzhniodniprovsky
Pipe Rolling Plant to Interpipe
Nizhnedneprovsky TubeRolling Plant Joint
Stock Company.

Please contact me with any questions or
comments at 954 2555137.


By	s SAMMY PEERMAL
Name	Sammy Peermal
Title	Vice President


Encl.


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